UNITED STATES
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WASHINGTON, D.C. 20549

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ZiLOG, Inc.

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Internal Key Messages and Q&A
Zilog Worldwide Employee Communication
Dated:  July 24th 2008

Topic:  July 24th 2008 Press Release:  Zilog, Inc. Announces Review of Strategic Alternatives

If you have any further questions, please contact Keith Bladen or Michelle Leyden Li

Key Messages
•
Today, Zilog announced that it is evaluating a broad range of strategic alternatives to enhance shareholder value.  With that in mind, Zilog has retained Oppenheimer & Co. Inc. as its financial advisor to assist the Board of Directors with this process.

•
Zilog does not expect to publicly disclose any further developments with respect to the evaluation of strategic alternatives unless and until its Board of Directors has approved a transaction or other strategic alternative.

•
Zilog’s success depends on our employees’ continued focus on our business strategy which we already see is having a positive impact on our financial health.  As the company grows, our employees will benefit from this growth through our Employee Bonus Plan.  Your manager should already have reviewed your individual bonus plan for Fiscal Year 2009 with you based on our MBO (Management By Objectives) structure.  We need all employees to continue to stay focused on meeting/exceeding these objectives.

•
Although we have obtained Oppenheimer’s services, there can be no assurances that any particular course of action will be pursued or as to the timing or terms of any such strategic alternative.  However, in order to ensure continuity during a change control event, if and when this happens, Zilog’s Board of Directors has approved a change of  control severance plan for U.S. employees.  Our goal is to have all managers schedule a one on one meeting with their employees no later than Monday July 28th to review the employee’s individual plan.

Questions & Answers

Q1:  What did Zilog announce today?
A1:  Today, Zilog announced that it is evaluating a broad range of strategic alternatives to enhance shareholder value.

Q2:  What does “strategic alternatives to enhance shareholder value” mean?
A2:  It means that Zilog’s executive management team and Board of Directors will be proactively seeking ways to enhance shareholder value for the company which can include opportunities such as mergers, acquisitions, joint ventures and being taken private or could result in us staying-the-course.

Q3:  Why was this action taken now?
A3:  Zilog has experienced a number of unsolicited take over bids in the recent past.   Zilog was required to review and respond to these unsolicited offers.  This process was costly to the company in time and money, and defocused the employees away from our day to day business.  Therefore, the Board of Directors has decided to proactively engage Oppenheimer & Co., Inc., an investment banking firm, to proactively evaluate strategic alternatives.  By retaining

Oppenheimer’s services, Zilog’s employees can continue to perform to our strategic objectives and ensure continuity in our business operations.

Q4:  Does my job function or focus change?
A4:  No.  This action does not affect your job function or focus.  You should remain focused on your MBOs and day to day activities.

Q5:  How should I answer if anyone outside of the company (example:  customer, vendor, partner) asks me about this announcement?
A5:  You can refer to this Q&A document to answer any questions from anyone outside the company.  You should keep your answers as factual as possible and refrain from engaging in any speculation.  If you feel uncomfortable answering these questions, you can refer the person to any member of executive staff.  Remember that this document is a “one voice” document.  Please read through it carefully and if you have any questions, please speak with Keith Bladen or Michelle Leyden Li.

Q6:  Why did we choose Oppenheimer and what will they do for us?
A6:  The Board of Directors reviewed a number of proposals from various investment bankers and made the decision that they believed was in the best interest of Zilog.

Q7:  What is the Employee Bonus Plan?
A7:  The Employee Bonus Plan is part of Zilog’s total compensation process that rewards employees for meeting our MBOs (Management by Objectives).  Your manager should have reviewed your individual Employee Bonus Plan with you last quarter.  If this has not happened, please contact your manager or your HR representative.

Q8:  What does “a change control” mean?
A8:  A change control usually means the company has changed its form or its shareholder base via a merger or an acquisition. By implementing a compensation plan for employees who lose their jobs after a change control, we can ensure that employees are compensated in the event their services are no longer needed because of the change in control of the company.  Some of the details of this plan are available in the Form 8-K which was filed with the SEC today.

Q9:  Why does change of control compensation only apply to U.S. employees?
A9:  When a company is evaluating merger and acquisition alternatives, change of control compensation is a standard practice in the United States but not in other countries.

Q10:  What if my manager does not meet with me on Monday 7/28?
A10:  Your manager should contact you to arrange a one on one meeting with you by the end of Monday 7/28 to discuss your individual change of control compensation package.  If this does not happen, please contact your manager directly.

Q11: What is the impact on our customers if Zilog is merged, acquired by a public company or taken private?
A11: There should be no impact short or long term. In the short term the Zilog team is committed to supporting our customers and maintaining our high service levels. Long term we would assume that any strategic option would view Zilog's assets as a compliment to their strategy. That strategic option would want to keep our existing customers and their business.

FORWARD LOOKING STATEMENTS

This employee communication contains forward-looking statements that involve risks and uncertainties concerning Zilog’s strategic and operational plans.  Actual results may differ materially from the results projected.  The implementation and results of Zilog’s evaluation of strategic alternatives will depend on a variety of factors beyond the Company’s control, including capital markets and liquidity conditions generally and the valuation of technology companies specifically.  In light of these and other risks, uncertainties and assumptions, there can be no assurances that any particular course of action will be pursued or as to timing or terms of any such strategic alternatives.  More information about potential factors that could affect Zilog’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Zilog’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, which is on file with the Securities Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov.  All information in this employee communication is as of July 24, 2008, unless otherwise noted, and Zilog does not intend, and undertakes no duty, to update or otherwise revise the information contained in this press release.

IMPORTANT ADDITIONAL INFORMATION

Zilog will be filing a proxy statement with the SEC in connection with the solicitation of proxies for its 2008 annual meeting of stockholders.  Stockholders are strongly advised to read Zilog’s 2008 proxy statement when it becomes available because it will contain important information.  Stockholders will be able to obtain copies of Zilog’s 2008 proxy statement and other documents filed by Zilog with the SEC in connection with its 2008 annual meeting of stockholders at the SEC’s website at www.sec.gov or at the Investor Relations section of Zilog’s website at www.zilog.com.  Zilog, its directors and its executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with Zilog’s 2008 annual meeting of stockholders.  Information concerning Zilog’s directors and officers is available on its Schedule 14A filed with the SEC on July 24, 2008 which is also available at the SEC’s website at www.sec.gov.